                                                                    EXHIBIT 99.1

                           FORM OF LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2012
                                       OF
                                IESI CORPORATION

               PURSUANT TO THE PROSPECTUS DATED [        ], 2002
--------------------------------------------------------------------------------
       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME, ON [              ], 2002 UNLESS EXTENDED BY IESI
                       CORPORATION IN ITS SOLE DISCRETION.
--------------------------------------------------------------------------------

      The exchange agent (the "Exchange Agent") for the exchange offer is:

                              THE BANK OF NEW YORK

                                     BY FACSIMILE TRANSMITTAL:
            BY MAIL:              (FOR ELIGIBLE INSTITUTIONS ONLY)    BY HAND/OVERNIGHT DELIVERY:
      The Bank of New York                 (212) 815-1915                 The Bank of New York
   Corporate Trust Operations                                          Corporate Trust Operations
      Reorganization Unit              Confirm by Telephone:              Reorganization Unit
   101 Barclay Street-7 East               (212) 815-5788              101 Barclay Street-7 East
    New York, New York 10286                                            New York, New York 10286
   Attn: Mr. William Buckley                                           Attn: Mr. William Buckley

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS LETTER OF TRANSMITTAL.

    The undersigned acknowledges that he, she or it has received the prospectus,
dated [        ], 2002 (the "Prospectus"), of IESI Corporation (the "Company"),
which, together with this letter of transmittal and the instructions hereto (this "Letter of Transmittal"), constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 10 1/4% Senior Subordinated Notes due 2012 ("Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding, unregistered 10 1/4% Senior Subordinated Notes due 2012 issued on June 12, 2002 ("Outstanding Notes"), of which $150,000,000 aggregate principal amount is outstanding, pursuant to a registration statement of which the Prospectus is a part.

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
[        ], 2002, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.

    IF YOU DESIRE TO EXCHANGE YOUR OUTSTANDING NOTES FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF EXCHANGE NOTES, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) YOUR OUTSTANDING NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

    This Letter of Transmittal is to be used if (i) certificates representing Outstanding Notes are to be physically delivered to the Exchange Agent by Holders (as defined below), (ii) Outstanding Notes are to be tendered by book-entry transfer according to the procedures set forth in the section of the Prospectus captioned "The Exchange Offer--Book-Entry Transfer," unless an agent's message is utilized or (iii) tenders of Outstanding Notes are to be made by Holders according to the guaranteed delivery procedures set forth in the section of the Prospectus captioned "The Exchange Offer--Guaranteed Delivery Procedures," unless an agent's message is utilized. Delivery of this Letter of Transmittal and any other required documents must be made to the Exchange Agent. Delivery to the Company will not constitute a valid tender.

    The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

    The term "Holder" as used herein means any person in whose name Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, including any participant in the book-entry transfer facility system of The Depository Trust Company ("DTC") whose name appears on a security position listing as the owner of Outstanding Notes.

    Any Holder of Outstanding Notes who wishes to tender his, her or its Outstanding Notes must, on or prior to the Expiration Date, either:
(a) complete, sign and deliver this Letter of Transmittal, or a facsimile thereof, to the Exchange Agent, in person or to the address or facsimile number set forth above and tender (and not withdraw) certificates representing his, her or its Outstanding Notes or (b) if a tender of Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, confirm such book-entry transfer, including the delivery of an agent's message (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the instructions to this Letter of Transmittal.

    Delivery of documents to DTC does not constitute delivery to the Exchange Agent. Book-entry transfer to DTC in accordance with DTC's procedures does not constitute delivery of the Book-Entry Confirmation to the Exchange Agent.

    Holders of Outstanding Notes who desire to tender Outstanding Notes pursuant to the Exchange Offer but whose certificates are not immediately available or who are unable to deliver their certificates, Book-Entry Confirmation or other documents required by the Exchange Offer to be delivered to the Exchange Agent on or prior to the Expiration Date may tender their Outstanding Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus captioned "The Exchange Offer--Guaranteed Delivery Procedures." See Instruction 2 below.

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of the Outstanding Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly following the Expiration Date.

    PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL OR CHECKING ANY BOX BELOW. The instructions included in this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent. See Instruction 11 below.

    Except as otherwise provided herein, Holders who wish to accept the Exchange Offer and tender their Outstanding Notes must complete this Letter of Transmittal in its entirety and comply with all of its terms.

    Please list below the Outstanding Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separate signed schedule and attach the schedule hereto. Outstanding Notes tendered hereby must be in denominations of principal amounts equal to $1,000 or integral multiples thereof.

---------------------------------------------------------------------------------------------------------------
                                       DESCRIPTION OF OUTSTANDING NOTES
---------------------------------------------------------------------------------------------------------------
                                                           CERTIFICATE
                                                           NUMBER(S)*                         PRINCIPAL AMOUNT
                                                         (Attach signed        AGGREGATE          TENDERED
   NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)          list, if       PRINCIPAL AMOUNT     (if less than
              (Please fill in, if blank)                   necessary)         REPRESENTED          all)**
---------------------------------------------------------------------------------------------------------------

                                                        -------------------------------------------------------

                                                        -------------------------------------------------------

                                                        -------------------------------------------------------

                                                        -------------------------------------------------------

                                                        -------------------------------------------------------

                                                        -------------------------------------------------------

 TOTAL PRINCIPAL AMOUNT OF OUTSTANDING NOTES TENDERED:
---------------------------------------------------------------------------------------------------------------

 *  Need not be completed by Holders tendering by book-entry transfer.

** Unless otherwise indicated in the column "Principal Amount Tendered," and subject to the terms and conditions of the Exchange Offer, the Holder will be deemed to have tendered the entire aggregate principal amount represented by each Outstanding Note listed above and delivered to the Exchange Agent. See Instruction 5 below.